                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-33736

          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated June 27, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 23-25 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
Bakers Local #433 Pension Trust.............................     1,080
Global Bermuda Limited Partnership..........................    60,000
HOJO Hedge Partnership......................................       440
Jefferies & Company Inc.....................................       340
Lakeshore International Ltd.................................    60,000
Maui Publishing Company.....................................       310
PHEP IV, LLC................................................     3,600
SSI Blended Market-Neutral, L.P.............................     3,970
The James & Abigail Campbell Foundation.....................     1,090
Unity House Inc.............................................     2,700
Viacom Inc. Pension Plan Master Trust.......................     2,140

     In addition, the Prospectus is further supplemented by changing the entry under the column "Number of HIGH TIDES" with respect to the Selling Holder identified below to the corresponding entry below the column "New Number of HIGH TIDES" set forth below.

                                                                 NEW
                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
BP Amoco PLC, Master Trust..................................    35,700
Hotel Union & Hotel Industry of Hawaii......................    15,300
ITG, Inc....................................................     4,130
McMahan Securities Co. L.P..................................     4,607
Prudential Securities Inc...................................     2,605
The Estate of James Campbell................................    16,240

                            ------------------------

                  Prospectus Supplement dated January 19, 2001